STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of __________, 199_ by and among Instant Video Technologies, Inc., a Delaware corporation (the "Company"), and ______________, whose address is
_____________________.

         The Company desires to sell to Investor, and Investor desires to purchase from the Company, units of investment, each of which consists of (one hundred fifty thousand (150,000) shares of the Company's Series B Convertible Preferred Stock (the "Series B Stock") and (ii) a warrant to purchase nineteen thousand five hundred (19,500) warrants for the Company's Common Stock ("Warrant") at a Warrant exercise price of $2.00 per share (individually, a "Unit" and collectively, the "Units"), on the terms and conditions set forth in this Agreement. See, Exhibit A.

         THEREFORE, PARTIES HEREBY AGREE AS FOLLOWS:

         1. AGREEMENT TO PURCHASE AND SELL STOCK.

                  1.1 Authorization. As of the Closing (as defined below) the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of up to five million (5,000,000) shares of the Company's Series B Preferred Stock (the "Series B Stock") having the rights, preferences, privileges and restrictions set forth in the Certificate of Designation of the Company attached to this Agreement as Exhibit B (the "Certificate"). The Company reserves the right to amend its Certificate of Incorporation prior to the closing to eliminate provisions relating to the Company's authorized shares of Series A, Series B, Series C, Series D and Series E Convertible Preferred Stock, none of which shares shall then be outstanding, and redesignate the Company's Series F Convertible Preferred Stock ("Series F Stock") as Series A Preferred Stock. Each Investor hereby consents to such amendment to the Certificate of Incorporation and an amendment to this Agreement to reflect such changes in the Certificate of Incorporation. In the event of such redesignation, all references herein to Series F Stock shall be deemed to refer to the Company's Series A Convertible Preferred Stock.

                  1.2 Agreement to Purchase and Sell. The Company agrees to sell to Investor at the closing, and Investor agrees, to purchase from the Company at the Closing, one hundred and fifty thousand (150,000) shares of Series B Convertible Preferred Stock set forth above at a price of $2.00 per share. The shares of Series B Stock and the Warrants purchased and sold pursuant to this Agreement shall be collectively hereinafter referred to an the "Purchased Securities", and the shares of Common Stock issuable upon conversion of the Shares of Series B Stock and the shares of Common Stock issuable upon the exercise of any Warrant shall be collectively hereinafter referred to as the "Common Shares".

         2. CLOSINGS.

                  2.1 The Closing. The purchase and sale of the Purchased Securities shall take place at the offices of Instant Video Technologies, Inc. at 500 Sansome Street, Suite 503, San



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Stock Purchase Agreement


Francisco California, at 10:00 a.m. Pacific Time, on December 17, 1998 or at such other time and place as the Company and Investors mutually agree upon (which time and place are referred to in this Agreement as the closing). At the Closing, the Company will deliver to Investor a certificate representing 150,000 shares of Series B Stock, and a warrant for the purchase of 19,500 shares of common stock, that such Investor has agreed to purchase hereunder as stated above, against delivery to the Company by such Investor of the full purchase price of $300,000 paid by (i) a bank certified check payable to the Company's order, (ii) wire transfer of immediately available funds to the Company, or
(iii) any combination of the foregoing.

                  2.2 Additional Closings.

                           (a) Conditions of Additional Closing(s).  At any time
and from time to time during the period immediately following the Closing and ending on December 31, 1999, the Company may at one or more additional closings (each an "Additional Closing"), without obtaining the signature, consent or permission of the Investor, offer and sell to other investors ("Other Investors"), at a price of $2.00 per Unit, such that the total number of Units sold by the Company [inclusive of the number of Units sold at the above-mentioned Closings (1&2) and at any prior Additional Closings] equals five million (5,000,000). New Investors may include persons or entities that were previously Investors under this Agreement

                           (b)  Amendments.  The Company  and the New  Investors
purchasing Units at each Additional Closing will execute counterpart signature pages to the Stock Purchase Agreement, the Registration Rights Agreement (as defined in Section 5.4) and the Voting Agreement (as defined in Section 5.5), and such New Investors will, upon delivery to the Company of such signature pages, become parties to, and bound by, this Agreement, the Registration Rights Agreement and the Voting Agreement, each to the same extent as if they had been Investors at the Closing. Upon the completion of each Additional Closing as provided in section 2, each New Investor will be deemed to be an "Investor" for all purposes of the Stock Purchase Agreement, the Registration Rights Agreement and the Voting Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Investor that the statements in the following paragraphs of section 3 are all true and correct:

                  3.1 Organization Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

                  3.2 Due Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, the Stock Purchase Agreement, the Registration Rights Agreement and the Voting Agreement have been taken or will be taken prior to the Closing. The Registration Rights Agreement and the Voting Agreement when executed

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Stock Purchase Agreement


will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

                  3.3 Valid Issuance of Purchased Securities. The Purchased Securities, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

                  3.4   Capitalization.   Immediately  prior  to  Closing,   the
capitalization of the Company will consist of the following:

                           (a)  Preferred   Stock.  A  total  of   11,938,467.32
authorized shares of preferred stock, $.0001 par value per share (the "Preferred Stocks"), consisting of 11,966,497 shares designated as Series A Convertible Preferred Stock, none of which will be issued and outstanding, an aggregate of 6,500,829 shares designated as Series B-1 through B-4 Convertible Preferred Stock, none of which will be issued and outstanding, 20,000 shares designated as Series C Convertible Preferred Stock, none of which will be issued and outstanding, 5,900,000 shares designated as Series D Convertible Preferred Stock, none of which will be issued and outstanding 1,000,000 shares designated as Series B Convertible Preferred Stock, none of which will be issued and outstanding (all such Series A through B Convertible Preferred Stock having previously either been converted into Common Stock or contributed back to the Company), and 5,000,000 shares of Series F Convertible Preferred 5,000,000 of which are issued and outstanding.

                           (b)  Common  Stock.  A total  100,000,000  authorized
shares of common stock, no par value per share (the "Common Stock"), of which 4,4644,011 shares will be issued and outstanding.

                           (c) Options.  Warrants.  Reserved Shares.  Except for
(i) the conversion privileges of the Series F Stock; the right of first refusal granted to the Investor hereunder and, (iii) other outstanding options, warrants, rights or agreements for the purchase or acquisition of not in excess of 5,000,000 Common Stock equivalents; there are no other outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. Except for the right of first refusal provided in the Voting Agreement, none of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, is subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

                  3.5 Disclosure. This Agreement, the Exhibits hereto and all written documents previously provided to the Investors in connection with the transactions contemplated by this Agreement (when read together) do not contain any untrue statement of a material fact and do not omit any material fact; except that, with respect to any financial projections submitted to the Investors, the Company represents and warrants only that such financial projections were prepared in good

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Stock Purchase Agreement


faith based on reasonable assumptions that may or may not be accurate or occur, in which case the Investors could lose all or part of their investment in the Purchased Securities.

         4. REPRESENTATIONS. WARRANTIES AND CERTAIN AGREEMENTS OF INVESTOR. Investor hereby represents and warrants to, and agrees with, the Company, that:

                  4.1 Authorization. All corporate or other action on the part of such Investor, its officers, directors, partners and/or shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of such Investor under this Agreement, the Registration Rights Agreement and the Voting Agreement have been taken or will be taken prior to the Closing. This agreement constitutes Investor's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by
(i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Investor represents that it has full power and authority to enter into this Agreement, the Registration Rights Agreement and the Voting Agreement.

                  4.2 Purchase for Own Account. The Purchased Shares to be purchased by Investor will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

                  4.3 Disclosure of Information. The Investor has had full access to all information that Investor (or the Investor's advisors) considers necessary or appropriate to make an informed decision with respect to the Investor's investment in the Purchased Securities. The Investor acknowledges that the Company has made available to the Investor and the Investor's advisors the opportunity to ask questions and examine any documents matter or information that the Investor considers relevant or appropriate in connection with such investment and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investor or to which the Investor had access. To the extent that the Investor has not sought information regarding any particular matter, the Investor represents that the Investor had no interest in doing so and that such matters are not material to the Investor in connection with such investment. The Investor has accepted the responsibility for conducting the Investor's own investigation and obtaining for the Investor, from the above sources and other sources, such information as to the foregoing and all other subjects as the Investor deems relevant or appropriate in connection with such investment.

                  4.4 Investment Experience. Such Investor understands that the purchase of the Purchased Securities involves substantial risk. Such Investor has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor's investment in the Purchased Securities and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the purchased securities. If not an individual, such Investor also represents that it has not been organized for the specific purpose of

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Stock Purchase Agreement


acquiring the Purchased Securities, or, alternatively, if such Investor has been organized for the specific purpose of acquiring the Purchased Securities, such Investor has notified the Company in writing of such fact, and has provided, and shall provide to the Company prior to the Closing, such additional documents and information as the Company may reasonably request to confirm compliance by the Company with applicable federal and state securities laws and regulations.

                  4.5   Accredited   Investor   Status.   Such  Investor  is  an
"accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

                  4.6 Restricted Securities. Such Investor understands that the Purchased Securities are characterized as "Restricted Securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Investor represents that it is familiar with Rule 144 of the U.S. Securities and Exchange Commission ("SEC"), as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Such Investor acknowledges and agrees that the Company shall be under no obligation to maintain the registration of the Company's Common Stock under the Securities and Exchange Act of 1934 and that if such registration is terminated, Rule 144 will not be available to such Investor for resale of any of the Purchased Securities or the Common Shares. Such Investor understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in the Registration Rights Agreement. Such Investor understands that no public market now exists for any of the Purchased Securities and it is uncertain whether a public market will ever exist for the Purchased Securities or the Common Shares.

                  4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Purchased Securities or the Common Shares unless and until:

                           (a)  there  is  a  proposed   disposition   and  such
disposition is made in accordance with such registration statement; or

                           (b) (i) such Investor shall have notified the Company
of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) such Investor shall have furnished the Company, at the expense of such Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

                  4.8 Legends.

                           (a) It is understood that the certificates evidencing
the Purchased Securities and the Common Shares will bear the legends set forth below:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE

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Stock Purchase Agreement


SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                           (b) Any legend  required  by the laws of the State of
California, including any legend required by the California Department of Corporations and Sections 417 and 418 if the California Corporations Code or any other state securities laws, including legends on certificates evidencing shares of Series B Stock substantially in the form of the following:

                  THE SHARES EVIDENCED BY THIS CERTIFICATE: (1) ARE CONVERTIBLE INTO SHARES OF COMMON STOCK OF THE COMPANY AT THE OPTION OF THE HOLDER AT ANY TIME PRIOR TO AUTOMATIC CONVERSION THEREOF; (2) AUTOMATICALLY CONVERT INTO COMMON STOCK OF THE COMPANY IN THE EVENT OF A PUBLIC OFFERING MEETING CERTAIN REQUIREMENTS OR UPON CERTAIN CONSENTS OF THE HOLDERS OF THE COMPANY'S PREFERRED STOCK; AND (3) ARE REDEEMABLE ALL PURSUANT TO AND UPON THE TERMS AND CONDITIONS SPECIFIED IN THE COMPANY'S CERTIFICATE OF INCORPORATION, A COPY OF WHICH MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY'S PRINCIPAL OFFICE.

                           (c) It is understood that the certificates evidencing
the shares of Common Stock subject to the Voting Agreement will bear the legend set forth below:

                  THESE  SECURITIES  ARE  SUBJECT  TO THE TERMS OF A VOTING  AND
RIGHT OF FIRST REFUSAL AGREEMENT, THE TERMS OF WHICH ARE AVAILABLE FROM THE SECRETARY OF THE COMPANY. SUCH AGREEMENT IS BINDING UPON ANY HOLDER OF THESE SECURITIES, AND ANY SUCCESSOR OR ASSIGN OF ANY HOLDER OF THESE SECURITIES.

                  The legend set forth in (a) above shall be removed by the Company from any certificate evidencing Purchased Securities or Common Shares upon delivery to the Company of an opinion by counsel in form and substance reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legend security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Securities or Common Shares.

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Stock Purchase Agreement


         5. CONDITIONS TO INVESTORS' OBLIGATIONS AT CLOSING. The obligations of Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent to such waiver, which consent may be given by written, oral or telephone communication to the Company, its counsel or to special counsel to the
Investors:

                  5.1 Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                  5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

                  5.3 Certificate Effective. The Certificate shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

                  5.4 Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached to this Agreement as Exhibit C (the "Registration Rights Agreement").

                  5.5 Voting Agreement. The Company and the holders of the Company's Common Stock who are parties to the Voting and Right of First Refusal Agreement in the form attached to this Agreement as Exhibit D (the "Voting Agreement") shall each have executed and Delivered the Voting Agreement.

         6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligation of the Company to Investor under this Agreement is subject to fulfillment or waiver on or before the Closing of each of the following conditions by Investor:

                  6.1 Representations and Warranties. The representations and warranties of Investor contained in Section 4 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  6.2 Payment of Purchase Price. Investor shall have delivered to the Company the purchase price specified for Investor in accordance with the provisions of Section 2.

                  6.3 Certificate Effective. The Certificate shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

                  6.4 Securities Exemptions. The offer and sale of the Purchased Securities to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, and the registration and/or qualification requirements of all applicable state securities laws.

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Stock Purchase Agreement


                  6.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

         7. RIGHT OF FIRST REFUSAL.

                  7.1 General. Each holder of Series B Stock, including each holder of Common Stock received upon conversion of such holders Series B Stock (a "Holder"), has the right of first refusal to purchase such Holders pro rata share (as defined below) of all, and not less than all, of any "New Securities" (as defined in Section 7.2) that the Company may, from time to time, propose to sell and issue. A Holder's "Pro rata share" for purposes of this right of first refusal is the ratio of the (a) number of shares of Common Stock into which the shares of the Holder's Series B Stock are convertible, plus the number of shares of Common Stock held by the Holder that were received upon conversion of such holder's Series B Stock and received upon exercise of Warrants, to (b) the total number of shares of Common Stock into which all currently outstanding shares of Series B Stock are convertible, plus the total number of shares of Common Stock that were issued upon conversion of Series B Stock and received upon exercise of Warrants.

                  7.2 New Securities. "New Securities" shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that "New Securities" does not include: (i) shares of the Company's Common Stock (or related options) issued to employees, officers, directors or consultants of the Company pursuant to incentive agreements or plans approved by the Board of Directors of the Company or any other securities issued upon the exercise of any outstanding option, warrant or other right, (ii) securities issuable upon conversion of or with respect to Series F Stock, (iii) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split or stock dividend (iv) securities offered to the public pursuant to a registration statement filed under the 1933 Act, or (v) securities issued pursuant to the acquisition of another corporation or entity by the Company by merger, purchase of substantially all of the assets, or other reorganization after which the Company owns not less than fifty-one (51%) of the voting power of such other corporation or fifty-one (51%) of the ownership of such other entity.

                  7.3 Mechanics of Right. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Holder written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Holder shall have ten (10) days from the date of mailing of any such notice to agree to purchase such Holder's pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Each purchasing Holder shall have a right of over-allotment such that if any other Holder fails to exercise such other Holder's right hereunder

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Stock Purchase Agreement


to purchase  such  Holder's  pro rata share of New  Securities,  the  purchasing
Holder may purchase the non-purchasing Holder's unpurchased pro rata share, within five (5) days from the date such non-purchasing Holder fails to exercise such Holder's right hereunder to purchase such non-purchasing Holder's full pro rata share of New Securities.

                  7.4 Failure to Exercise. In the event that the Holder fails to exercise in full the right of first refusal with respect to all New Securities within such ten (10) plus five (5) day period (it being the intention of the parties that unless the right of first refusal is exercised as to all New Securities, the Company may issue all or any part of the New Securities as hereinafter provided), the Company shall have 120 day thereafter to sell (or enter into an agreement pursuant to which the sale of new securities shall be closed, if at all, within 120 days from the date of said agreement) the New Securities respecting which the Holder's rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice to the Holders. In the event that the Company has not sold the New Securities within 120-day period (or sold and issued New Securities in accordance with the above within 120 days from the date of the agreement), the Company shall not thereafter issue or sell any New Securities without first offering the New Securities pursuant to this Section 7.

                  7.5 Co-sale Agreement. The stock held by certain founders and senior management of the Company shall be made subject to a co-sale agreement (subject to certain reasonable exceptions) with the holders of Series B Preferred Stock such that the founders may not sell, transfer or exchange their stock unless each holder of the Series B Preferred Stock has the opportunity to participate in the sale on a pro rata basis on the same terns and conditions. This right shall terminate on a Qualified Public Offering with an aggregate offering price for all shares of at least $15,000,000. The co-sale agreement shall provide a right of first refusal in favor of the Preferred Stock and the other classes of preferred stock with respect to sales of Common Stock by certain founders. Senior officers of the Company will be prohibited from selling shares, whether publicly or in private sales, in any amount greater than the number of shares that could be sold to the public by such officers under the volume restrictions imposed by Rule 144.

                  7.6 Termination. The right of first refusal shall terminate immediately before the closing of the first firmly underwritten public offering of Common Stock of the Company pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of Common Stock for the account of the Company with an aggregate offering price for all shares under such registration statement of at least $15,000,000.

         8. LIQUIDATION PREFERENCE

                  8.1 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holder of each share of Series B Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders before any payment or distribution shall be made on the Common Stock, an amount per share equal to:
(1) 125% of the purchase during the first year following the closing up to a maximum of 300%; (2) 140% of the purchase price during the second year following the closing up to a maximum of 300%; (3) 155% of the purchase price (up to a maximum of 300%) during the third year following the closing; adjusted for any combinations, consolidations, or stock distributions or

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Stock Purchase Agreement


dividends with respect to such shares occurring after the date hereof, and, in addition, an amount equal to all declared but unpaid dividends on the Series B Stock.

                  8.2 If the assets and funds to be distributed among the holders of the Series B Stock shall be insufficient to permit the payment of the full aforesaid preferential amount to such holders, then the entire assets and funds of the Corporation legally available for the distribution to such holders shall be distributed among the holders of the Series B Stock in proportion to the aggregate preferential amount of all shares of Series B Stock held by them. After payment has been made to the holders of the Series B Stock, the holders of the preferred stock and Common Stock shall be entitled to share ratably in the remaining assets based on the number of shares of Common Stock (on an as-converted to Common Stock basis) held by them at the time of such liquidation. Provided, however, that the holders of Preferred Stock will be ineligible to participate upon receiving a total liquidation amount per share equal to three times the original Purchase Price per share of Preferred Stock, plus any declared but unpaid dividends. Notwithstanding the foregoing, automatic conversion to Common Stock will occur if such conversion would yield a greater liquidation amount to the holders of the Preferred Stock than the Liquidation Preference and participating distribution specified herein.

                  8.3 For purposes of Section 8 of this document, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, or the sale or any other corporate reorganization, in which shareholders of the Corporation receive distributions as a result of such consolidation, merger, sale of assets or reorganization, shall be treated as a liquidation, dissolution or winding up of the Corporation, unless the stockholders of the Corporation hold more than fifty percent (50%) of the voting equity securities of the successor or surviving corporation immediately following such consolidation, merger, sale of assets or reorganization in which event such consolidation, merger, sale of assets, or reorganization shall not be treated as a liquidation, dissolution or winding up.

         9. CONVERSION: THE SHAREHOLDERS OF SERIES B STOCK WILL HAVE THE FOLLOWING CONVERSION RIGHTS.

                  9.1 The Right to Convert. Each share of Series B Stock will be convertible, at any time or from time to time at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock as provided herein.

                  9.2 The Conversion Price. Each share of Series B Stock will be convertible into the number of shares of Common Stock which results from dividing the conversion price of the Series B Stock that is in effect at the time of conversion (the "Conversion Price") into the original Issue Price for such series of Preferred Stock. The initial Conversion Price of $2.00 for the Series B Stock will be the original Issue Price for such series. The Conversion Price will be subject to adjustment from time to time as provided below.

                  9.3 The Mechanics of Conversion. Each holder of Series B Stock who desires to convert the same into shares of Common Stock will surrender the certificate or certificates therefore; duly endorsed, at the office of the Corporation or any transfer agent for the Series B

                                       10

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Stock Purchase Agreement


Stock or Common Stock, and will give written notice to the Corporation at such office that such holder elects to convert the same and will state therein the number of shares of Series B Stock being converted. Therefore the Corporation will promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and will promptly pay in cash any declared and unpaid dividends on the shares of Series B Stock being converted. Such conversion will be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Series B Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion will be treated for all purposes as the record holder of such shares of Common Stock on such date.

                  9.4 Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the Reference Date of the Series B Stock effects a subdivision of the outstanding Common Stock, the Conversion Price for such Series B Stock in effect immediately before that subdivision will be proportionately decreased, and, conversely, if the Corporation at any time or from time to time after the Reference Date of the Series B Stock combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price for the Series B Stock in effect immediately before the combination will be proportionately increased. Any adjustment under this Section 9.4 will become effective at the close of business on the date the subdivision or combination becomes effective.

                  9.5 Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Reference Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in Additional Shares of Common or Preferred Stock, in each such event the Conversion Price for the Series B Stock that is then in effect will be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed, the applicable Conversion Price will be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price will be adjusted pursuant to this Section 9.5 to reflect the actual payment of such dividend or distribution.

                  9.6 Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Reference Date of the Series B Preferred Stock makes, or fixes a record date For the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision will be made so that the holders of such series of Preferred Stock will receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of

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


Stock Purchase Agreement


such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 9 with respect to the rights of the holders of the Series B Stock or with respect to such other securities by their terms.

                  9.7 Adjustment for Reclassification. Exchange and Substitution. If at any time or from time to time after the Reference Date of the Series B Stock, the Common Stock issuable upon the conversion of such series of Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 9 or Section 8.2), then in any such event each holder of such series of Preferred Stock will have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series B Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                  9.8 Reorganizations. If at any time or from time to time after the Reference Date of the Series B Stock there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 9 or in Section 8.2), as a part of such capital reorganization provision will be made so that the holders of such series of Preferred Stock will thereafter be entitled to receive upon conversion of such series of Preferred Stock the number of shares of stock or other securities or property of the Company to which a holder of the nether of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment will be made in the application of the provisions of this Section 9 with respect to the rights of the holders of Series B Stock after such capital reorganization to the end that the provisions of this Section 9 (including adjustment of the Conversion Price then in effect and the nether of shares issuable upon conversion of the Preferred Stock) will be applicable after that event and be as nearly equivalent as practicable.

         10. ADJUSTMENT TO SERIES B STOCK CONVERSION PRICE, FOR SALE OF SHARES BELOW THE CONVERSION PRICE

                  10.1 Sale of Additional Shares. If at any time or from time to time after the Reference Date for the Series B Stock, the Corporation issues or sells Additional Shares of Common or Preferred Stock, other than as a dividend or other distribution on any class of stock, for a consideration per share less than the then-existing Conversion Price for Series B Stock The conversion price of the Preferred Stock will be subject to a ratchet adjustment to reduce dilution through the deemed issuance of additional shares of Series B Stock to equal the value of consideration already paid.

Stock Purchase Agreement


                  10.2 Adjustments. For the purpose of making any adjustment in the Conversion Price for the Series B Stock under this Section consideration received by the Corporation for any issue or sale of securities will:

                           (a) to the extent it consists of cash, be computed at
the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, concessions, or compensation paid or allowed by the Corporation in connection with such issue or sale;

                           (b) to the extent it consists of property  other than
cash, be computed at the fair value of that property as determined in good faith by the Board; and

                  10.3 Adjustment Formula. For the purpose of the adjustment provided in this Section, if the Effective Price (as hereinafter defined) of such rights, options, or Convertible Securities is less than the then-existing Conversion Price for the Series B Stock, the Corporation will be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common or Preferred Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration received by the Corporation for the issuance of such rights or options or Convertible Securities.

                  10.4 Effective Price. As used in this Section the term "Effective Price" means the quotient determined by dividing the total of all of such consideration by such maximum number of Additional Shares of Common or Preferred Stock. No further adjustment of the Conversion Price for Series B Stock adjusted upon the issuance of such rights, options, or Convertible Securities will be made as result of the actual issuance of Additional Shares of Common or Preferred Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities.

                  10.5 Expiration. If any such rights or options or the conversion privilege represented by any such Convertible Securities expire without having been exercised, then the Conversion Price for Series B Stock, adjusted upon the issuance of such rights, options, or Convertible Securities will be readjusted to the applicable Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common or Preferred Stock so issued were the Additional Shares of Common or Preferred Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common or Preferred Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation on the conversion of such Convertible Securities.

                  10.6 Issuance of Rights or Options Subsequent to the Reference Date. For the purpose of the adjustment provided in this Section 10, if at any time or from time to time after the Reference Date for the Series B Stock, the Corporation issues any rights or options for Convertible Securities, then, in each such case, if the Effective Price thereof is less than the then

Stock Purchase Agreement


current Conversion Price for Series B Stock, the Corporation will be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common or Preferred Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common or Preferred Stock an amount equal to the amount of consideration, if any, received by the Corporation for the issuance of such rights or options, plus the minimum amount consideration, if any, payable to the Corporation upon the full exercise of such rights or options plus the minimum amount of consideration, if any, payable to the Corporation upon the full conversion of such Convertible Securities. As used in this Section 10.2(d), the term "Effective price" means the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common or Preferred Stock. No further adjustment of the Conversion Price for Series B Stock, adjusted upon the issuance of such rights or options will be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common or Preferred Stock upon the conversion of such Convertible Securities. The provisions of Section 10.2(c) hereof for the readjustment of the Conversion Price for Series B Stock upon the expiration of rights or options or the rights of conversion of Convertible Securities will apply equally to the rights, options and Convertible Securities referred to in this Section 10.2(d).

         11. ACCOUNTANTS' CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of any Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Preferred Stock, the Corporation, at its expense, upon the written request of a holder of Preferred Stock for which the Conversion Price has been so adjusted, will cause independent public accountants of recognized standing selected by the Corporation (who may be the independent public accountants then auditing the books of the Corporation) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and will mail such certificate, by first class mail, postage prepaid, to such registered holder of the Preferred Stock, and to all other holders of the same series of Preferred Stock, at the holders' address as shown in the Corporation's books. The certificate will set forth such adjustment or readjustment, showing in reasonable detail the facts upon which such adjustment or readjustment is based, including a statement of the Conversion Price at the time in effect and the type and amount, if any, of other property which at the time would be received upon conversion of the relevant Preferred Stock.

         12. NOTICES OF RECORD DATE. Upon (i) any taking by the corporation of a record or the holders of any Series B Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation will mail to each holder of Series B Stock at least thirty (30) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation

Stock Purchase Agreement


or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) will be entitled to exchange their share of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up; provided that such 30-day notice may be waived by the written consent of the holder of at least a majority of the then outstanding Series B Stock and such waiver if obtained automatically will be binding upon all holders of Series B Stock.

         13. AUTOMATIC CONVERSION

                  13.1 Public  Offering.  Subject to the  provisions  of Section
13.3 hereof, each share of Series B Stock will be converted automatically into shares of Common Stock based on the then effective Conversion Price for such share, upon the earlier of (A) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Registration") covering the offer and sale of Common Stock for the account of the Corporation with an aggregate offering price for all shares under such Registration Statement of at least $15,000,000.00, (B) at such time as less than 20% of the Series B Stock issued pursuant to the Corporation's initial offering of up to 5,000,000 shares of Series B Stock remains outstanding or to upon the voluntary consent of a majority of the voting power of the then outstanding shares of such Series B Stock.

                  13.2  Payment  By  Corporation.   Automatic  conversion  under
Section 13.1 hereof will be conditioned upon payment by the Corporation of all declared and unpaid dividends on the outstanding Series B Stock to be converted and including the date of such conversion, payable either in cash or, at the option of the Corporation, Common Stock (valued at the Common Stock's Fair Market Value), or both.

                  13.3 Occurrence of Specified Events. Upon the occurrence of any of the events specified in Section 13.1 hereof, the outstanding shares of the Series B Stock will be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation will not be obligated to issue certificates evidencing the shares of common Stock issuable upon such conversion evidencing such the Corporation holder notifies one corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series B Stock, the holders of the Series B Stock will surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series B Stock or Common Stock. Thereupon, there will be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Stock surrendered were convertible on the date on which such automatic conversion occurred.

                  13.4 Fractional Shares. No fractional shares of Common Stock will be issued upon conversion of Series B Stock. In lieu of any fractional share to which the holder would otherwise

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


Stock Purchase Agreement


be entitled, the Corporation will pay cash equal to the product of such fraction multiplied by the Common Stock's Fair Market Value on the date of conversion.

                  13.5 Reservation of Stock Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Stock, such number of its shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Stock. If at any time the number of authorized but unissued shares of Common Stock will not be sufficient to effect the conversion of all then outstanding shares of the Series B Stock the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

                  13.6 Notices.  Any notice  required by the  provisions of thin
Section 4 to be given to or by the holders of shares of the Series B Stock will be deemed given upon the earlier of actual receipt or seventy-two (72) hours after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at the address of such holder appearing on the books of the Corporation, or to the Corporation as to notices from holders.

                  13.7 Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series B Stock, including without limitation any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B Stock so converted were registered.

                  13.8 No Impairment. The Corporation will not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series B Stock against dilution or other impairment.

                  13.9 Voting Rights. Each share of Series B Stock shall entitle the holder to one (1) vote and with respect to each such vote a holder of shares of Series B Stock shall have full voting right" and powers equal to the voting rights and powers of a holder of shares of Common Stock, share for share, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote with holders of Common Stock together as a Single class; See Exhibit D

                  13.10. Status of Converted or Reacquired Stock. In case any shares of Series B Convertible Preferred Stock shall be converted pursuant to
Section 4 hereof or redeemed pursuant to Section 6 hereof the shares so converted or redeemed shall cease to be a part of the authorized capital stock of the Corporation.

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


Stock Purchase Agreement


                  13.11. Restrictions and Limitation. So long as any share of Series B Stock remain outstanding, the consent of the holder of a majority of the Series B Stock then outstanding, voting as a series, will be required with respect to any action that:

                           (a)  involves any merger,  reorganization  or sale by
the Corporation of all or substantially all of its assets, or

         14. MISCELLANEOUS

                  14.1 Survival of Warranties. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors their counsel or the Company, as the case may be.

                  14.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

                  14.3 Governing Law: Forum. This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreement among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws. Each party consents to the jurisdiction and proper venue of the state and federal courts sitting in the City and County of San Francisco in any action to enforce the terms hereof

                  14.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  14.5  Headings.   The  headings  and  captions  used  in  this
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which are incorporated herein by this reference.

                  14.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on Exhibit A or, in the case of the Company, at 500 Sansome Street, Suite 503, San Francisco, California 94111, or at such other address as such party may designate by ten (10) days advance written notice to all other parties.

                  14.7 Each party represents that it is not obligated for any finder's or broker's fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold

Stock Purchase Agreement


harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee (and any asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  14.8 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Registration Rights Agreement, the Voting Agreement or the Certificate, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  14.9 Amendments and Waivers. Except as specified in Section 2.2, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived neither generally or in a particular instance and either retroactively or prospectively, only with the written consent of the Company and the holders of shares of Series B Stock and/or Common Shares representing at least 66-2/3% of the aggregate number of shares of Common Stock into which such shares of Series B Stock then are convertible and/or have been converted (excluding any of such shares that have boon sold to the public or pursuant to SEC Rule (44). Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of Any Purchased Securities and/or Common Shares at the time outstanding, each future holder of such securities, and the Company: Provided, however, that no condition set forth in
Section 5 may be waived with respect to any Investor who does not consent thereto.

                  14.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

                  14.11 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire understanding and agreement or the parties with respect to the subject matter and supersedes all prior understandings and agreements with respect to such matters.

Stock Purchase Agreement


                  14.12 Further Assurances. From and after the date of this Agreement, upon the request of any Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         IN WITNESS OF THIS AGREEMENT the parties hereto have executed this Stock Purchase Agreement as of _______________________, 199_.


          THE COMPANY:

          Instant Video Technologies, Inc. a California corporation

          By: _______________________________

          Title: ____________________________



          THE INVESTOR:


          By: _______________________________

          Title: ____________________________

                                                                       EXHIBIT A

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A PROMISSORY NOTE AGREEMENT, A COPY OF WHICH CAN BE OBTAINED UPON REQUEST FROM THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICES. THE RESTRICTIONS CONTAINED IN SUCH AGREEMENT ARE BINDING ON TRANSFEREES OF THESE SECURITIES.


                        INSTANT VIDEO TECHNOLOGIES, INC.

                          WARRANT TO PURCHASE SHARES OF
                                  COMMON STOCK

         INSTANT VIDEO TECHNOLOGIES, INC., a Delaware corporation (the "Company"), hereby grants to ________________ (the "Holder"), for value received, the right to purchase from the Company _______ shares of the Company's Common Stock, $.00001 par value per share ("Common Stock") (subject to adjustment pursuant to paragraph 5 below), at the exercise price per share designated in paragraph 1 below (the "Warrant Price"), at any time commencing on the date of this Warrant and until ______________. (California Time) on ____________________ (the "Exercise Period"), upon surrender to the Company, at its principal offices, of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by bank cashier's or certified check of the Warrant Price for the number of shares as to which this Warrant is exercised.

         This Warrant is issued pursuant to the Series B Preferred Stock Purchase Agreement (the "Agreement") dated _________________ between the Company and the original Holder hereof. The Holder of this Warrant is subject to certain restrictions set forth in the Agreement.

Warrant to Purchase Shares of Common Stock

          This Warrant is subject to the following additional terms and conditions:

          1. The Warrant Price per share payable upon exercise of this Warrant, as adjusted from time to time pursuant to paragraph 5 below, shall be $____ per share.

          2. This Warrant may be exercised in whole or in part at any time during the Exercise Period, at the option of the Holder of record hereof, but not for a fraction of a share. In case of an exercise of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such exercise.

          3. The Company agrees at all times to reserve a sufficient number of shares of authorized but unissued Common Stock, when and as required for the purpose of complying with the terms of this Warrant.

          4. The Holder shall not have any rights as a stockholder of the Company with regard to the shares for which this Warrant is exercisable prior to actual exercise of this Warrant resulting in the purchase of such shares.

          5. If the Company at any time during the Exercise Period shall effect a stock dividend, stock split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares, separation, reorganization, liquidation, or the like, the number and class of shares issuable upon exercise of this Warrant, and the Warrant Price, shall automatically be correspondingly adjusted such that the Holder of this Warrant shall be entitled to acquire, for the same aggregate Warrant Price, the total number, class and kind of shares as such Holder would have owned had this Warrant been exercised prior to such event and had such Holder continued to hold such shares until after the event requiring adjustment.

          6. Neither this Warrant nor the shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Holder acknowledges by acceptance of the Warrant that as of the date of this Warrant and at the time of exercise (a) he has acquired this Warrant or the shares, as the case may be, for investment and not with a view to distribution thereof; and either (b) he has a pre-existing personal or business relationship with the Company, or its executive officers, or by reason of his business or financial experience he has the capacity to protect his own interests in connection with the transaction; and (c) he is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act. The Holder agrees that any shares issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution thereof and such shares will not be registered under the Securities Act and applicable state securities laws and that such shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws or, based on an opinion of counsel reasonably satisfactory to the Company, an exemption from such registration and qualification is available. The

Warrant to Purchase Shares of Common Stock

Holder, by acceptance hereof, consents to the placement of the following restrictive legends, or substantially similar legends, on each certificate to be issued to the Holder by the Company in connection with the issuance of such shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS COVERING SUCH SECURITIES, OR (B) THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW.

THE  SECURITIES   REPRESENTED  BY  THIS   CERTIFICATE  ARE  SUBJECT  TO  CERTAIN
RESTRICTIONS  ON TRANSFER FOR A PERIOD OF TIME NOT TO EXCEED ONE HUNDRED  EIGHTY
(180) DAYS FROM THE EFFECTIVE DATE OF THE CORPORATION'S FIRST PUBLIC OFFERING.

          7. Holder agrees hereby that he shall not, unless the Company otherwise consents in writing, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any of the Company's securities, whether now held of hereafter acquired by the Holder, during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act in connection with the initial public registration of the Company's securities after the date of this Warrant. The Holder shall also execute such written agreement in the form as may be reasonably requested by the Company, and the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such one hundred eighty (180) day period.

          8. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of exercise (as determined in good faith by the Board of Directors of the Company).

          9. Notwithstanding any provision hereof to the contrary, no exercise of this Warrant will be made unless such exercise can be made under exemptions from registration or qualification of such exercise under applicable securities laws without the creation of any offering memorandum prescribed by such laws unless at the time of such exercise the Company already has completed such a memorandum and such exercise would be exempt from registration and qualification by, among other things, delivery of such memorandum to the Holder.

Warrant to Purchase Shares of Common Stock

          10. This Warrant and any and all shares of Common Stock issued upon exercise of this Warrant will be transferable on the books of the Company at its principal office, by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant or the stock certificate, as applicable, properly endorsed. Any such transfer is subject to any restrictions upon and requirements for any such transfer imposed by applicable federal or state securities laws. It will be a further condition to any transfer of this Warrant that the transferor (if any portion of this Warrant is retained) and the transferee will receive, accept and execute new Warrants, of like tenor and date, executed by the Company, for the portion so transferred and for any portion retained, and will surrender this Warrant to the Company along with any documents requested by the Company to establish compliance with securities laws applicable to such transfer.

          11. Any terms of this Warrant may be amended and the observance of any term of this Warrant may be waived (either retroactively or prospectively) only with the written consent of the Company and the Holder.

          12. This Warrant is issued in and shall be governed by the laws of the State of California applicable to contracts entered into between California residents and to be performed entirely within the State of California.

          13. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or stock certificate representing the shares purchasable hereunder, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor, in lieu of this Warrant or lost, stolen, destroyed or mutilated stock certificate.

          14. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified; one day following proper sending by overnight courier service; or three (3) business days after deposit in the United States Post Office mail, by registered or certified mail, postage prepaid and addressed, if to the Company, at its principal office located at 500 Sansome Street, Suite 503, San Francisco, California 94111, or if to the Holder, at the address indicated for the Holder in the Company's records, or at such other address as a party may designate by ten (10) days' advance written notice.

Warrant to Purchase Shares of Common Stock

          15. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

          INSTANT VIDEO TECHNOLOGIES, INC.

         By: ______________________________      Attest: _______________________
                  Richard Lang                           John Micek III
                  Chairman, CEO                          Secretary

         HOLDER

         Accepted:        __________________             _______________________

         Name: _____________________________             Date: _________________

Warrant to Purchase Shares of Common Stock



                              FORM OF SUBSCRIPTION

                  (To be signed only upon exercise of Warrant)

To____________________:

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ___________ (_________________)1 shares of Common Stock of INSTANT VIDEO TECHNOLOGIES, INC. (the "Company") and herewith makes payment of _________________ DOLLARS ($_________) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, ____________, whose address is _____________________.

The undersigned represents that he or she is acquiring such Common Stock for his or her own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within his or her control)2.

The undersigned agrees that he or she will not make any disposition of all or any portion of the Common Stock unless and until there is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or the undersigned shall have notified the Company of the proposed disposition and shall have furnished the Company with (I) a detailed statement of the circumstances surrounding the proposed disposition, and (II) an opinion of the undersigned's own counsel to the effect that such disposition will not require registration of such shares under the Securities Act, which opinion shall have been concurred in by counsel for the Company.

DATED: _______________              ____________________________________________
                                    (Signature must conform in all respects
                                    to name of holder as specified on the face of the Warrant)

                           Address: _______________________________

                                    _______________________________

                                    _______________________________

        [footnotes on next page]

Warrant to Purchase Shares of Common Stock

1. Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

2. This representation is applicable only if, on the date this subscription is effected, the Common Stock shall not be registered under the Securities Act of 1933, as amended.

                                                                       EXHIBIT B

           AMENDED CERTIFICATE OF DESIGNATION, STATEMENT ESTABLISHING
                      SERIES F CONVERTIBLE PREFERRED STOCK

                                       AND

           CERTIFICATE OF DESIGNATION, STATEMENT ESTABLISHING SERIES B
                           CONVERTIBLE PREFERRED STOCK

                                       OF

                        INSTANT VIDEO TECHNOLOGIES, INC.

         INSTANT VIDEO TECHNOLOGIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That a Certificate of Designation, Statement Establishing the Series F Convertible Preferred Stock, was filed by this Corporation with the Secretary of State of the State of Delaware on _______________.

SECOND: That the Board of Directors of this corporation has duly adopted the following resolutions, (i) amending said Certificate of Designation, Statement Establishing the Series F Convertible Preferred Stock to, among other things, change the designation of such Series to "Series A Convertible Preferred Stock," and to amend certain of the powers, preferences and rights of the Series A Convertible Preferred Stock, and (ii) providing for the designation of a new series of preferred stock, to be designated "Series B Convertible Preferred Stock," and establishing the powers, preferences and rights of the Series B Convertible Preferred Stock:

         WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of shares of stock designated "Preferred Stock," comprising 20,000,000 shares, and vests in the Board of Directors the authority to specify the number of shares of Preferred Stock to be issued, to divide the Preferred Stock into one or more series within any class thereof, and to fix the number of shares in such series and the preferences, rights and restrictions thereof; and

         WHEREAS, the Board of Directors of this Corporation has previously authorized the issuance of a series of Preferred Stock, consisting of 5,000,000 shares, designated as "Series F Convertible Preferred Stock," all of which shares have been issued and are outstanding; and

         WHEREAS, the Corporation has previously filed a Certificate of Elimination with the Secretary of State of the State of Delaware, eliminating the Series A through Series E Convertible Preferred Stock, of which no shares were then issued or outstanding; and

         WHEREAS, it is now the desire of the Board of Directors, pursuant to its authority as aforesaid, to establish a new series of preferred stock, designated "Series B Convertible Preferred Stock," and to fix the powers, preferences and rights of such Series B Convertible Preferred Stock; and

Amended Certificate of Designation, Series F Convertible Preferred Certificate of Designation, Series B Convertible Preferred

         WHEREAS, it is now the desire of the Board of Directors, subject to the approval of the holders of at least a majority of the shares of Common Stock and Series F Convertible Preferred Stock, to amend the Certificate of Designation, Statement Establishing Series F Convertible Stock, to alter the designation of such series to be "Series A Convertible Preferred Stock," and to alter the powers, preferences and rights of the Series A Convertible Preferred Stock to conform to the powers, preferences and rights of the Series B Convertible Preferred Stock.

         NOW, THEREFORE, BE IT RESOLVED, that, subject to the approval of the holders of at least a majority of the shares of Common Stock and Series F Convertible Preferred Stock, the Certificate of Designation, Statement Establishing the Series F Convertible Preferred Stock, is hereby amended such that the Series F Convertible Preferred Stock is re-designated as "Series A Convertible Preferred Stock," and the powers, preferences and rights of the Series A Convertible Preferred Stock are amended as set forth below.

         RESOLVED FURTHER, that there shall be another series of Preferred Stock, $.00001 par value per share, of the Corporation, designated "Series B Convertible Preferred Stock." The number of shares of Series B Convertible Preferred Stock shall be 5,000,000. The powers, designations, preferences and relative, participating, optional or other special rights of the shares of the Series B Convertible Preferred Stock and the qualifications, limitations and restrictions of such preferences and rights shall be as follows:

         1. Definitions. For purposes of this Certificate of Designation, the following definitions shall apply:

                  (a) "Additional Shares of Common Stock" means all shares of Common Stock issued or deemed issued by the Corporation after ___________________ (the date of the first issuance by this Corporation of its Series A Stock), whether or not subsequently reacquired or retired by the Corporation, other than (i) Common Stock issued pursuant to a transaction described in subsections 4(c), (d), (e), (f) and (g) hereof; (ii) shares of Common Stock issued upon conversion of the Corporation's Series A Stock and Series B Stock; or (iii) shares of Common Stock (and any related options or warrants) issued to employees, officers, directors, consultants, contractors, agents or other persons performing services or for extending credit to the Corporation, issued pursuant to any stock option plan, stock purchase plan, stock bonus plan, or other plan, agreement or arrangement approved by the Board.

                  (b) "Board" means the Board of Directors of the Corporation.

                  (c) "Common Stock" means the Common Stock, $.0000l par value per share, of the Corporation.

                  (d) "Common Stock Fair Market Value" means the fair market value of a share of Common Stock, as determined in good faith by the Board for the purpose of granting stock options or issuing shares to employees of the Corporation or any subsidiary of the Corporation as of the applicable date.

                  (e)      "Corporation" means Instant Video Technologies, Inc.

Amended Certificate of Designation, Series F Convertible Preferred Certificate of Designation, Series B Convertible Preferred

                  (f) "Original Series A Issue Price" means $1.00 per share for the Series A Stock.

                  (g) "Original Series B Issue Price" means $2.00 per share for the Series B Stock.

                  (h) "Preferred Stock" means the Series A Stock and the Series B Stock of the Corporation.

                  (i) "Series A Stock" means the Series A Convertible Preferred Stock established hereby.

                  (j) "Series B Stock" means the Series B Convertible Preferred Stock established hereby.

                  (k) "Series A Reference Date" means, with respect to the Series A Stock, _______________________.

                  (l) "Series B Reference Date" means, with respect to the Series B Stock, the date this Certificate of Designation is filed with the Secretary of State of Delaware.

         2. Dividend Provisions. The holders of outstanding shares of Series A Stock and Series B Stock described herein shall not be entitled to receive any fixed dividends.

         3. Liquidation Preference.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series A Stock and Series B Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, prior and in preference to any payment or distribution of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount per share equal to: (1) with respect to the Series A Stock, $1.00 for each outstanding share of Series A Stock; and (2) with respect to the Series B Stock, (A) $7.50 for each outstanding share of Series B Stock during the first year following the Series B Reference Date; (B) $8.40 for each outstanding share of Series B Stock during the second year following the Series B Reference Date; and (C) $9.30 for each outstanding share of Series B Stock during and after the third year following the Series B Reference Date.

                  (b) If the assets and funds to be distributed among the holders of the Series A Stock and the Series B Stock shall be insufficient to permit the payment of the full aforesaid preferential amount to such holders, then the entire assets and funds of the Corporation legally available for the distribution to such holders shall be distributed ratably among the holders of the Series A Stock and the Series B Stock and, as between such series, in proportion to the product of the respective preferential amount of each such share multiplied by the number of shares of such stock held by each such holder.

Amended Certificate of Designation, Series F Convertible Preferred Certificate of Designation, Series B Convertible Preferred

                  (c) After payment has been made to the holders of the Series A Stock and the Series B Stock to the full aforesaid preferential amounts to which they are entitled, all remaining assets of the Corporation shall be distributed ratably on a per share basis among the holders of the Series B Stock and Common Stock (assuming conversion of all Series B Stock into Common Stock).

                  (d) A consolidation of the Corporation with or merger into any other corporation or corporations (other than a wholly-owned subsidiary corporation or a merger to change the state of domicile of the Corporation), or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation, or the effectuation by the Corporation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of, shall be treated as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 3.

         4. Conversion. The holders of the Series A Stock and the Series B Stock shall have the following conversion rights:

                  (a) Right to Convert. Each share of Series A Stock and Series B Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price or the Original Series B Issue Price, as appropriate, by the Conversion Price at the time in effect for such series. The initial Conversion Price per share for the Series A Stock shall be the Original Series A Issue Price, and the initial Conversion Price per share for the Series B Stock shall be the Original Series B Issue Price; provided, however, that the Conversion Price for each series of Preferred Stock shall be subject to adjustment from time to time as provided in subsections 4(c) through 4(h) below.

                  (b) Mechanics of Conversion. Each holder of Preferred Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Preferred Stock being converted. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash any declared and unpaid dividends on the shares of Preferred Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.

                  (c) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the Series B Reference Date effects a subdivision of the outstanding Common Stock, the Conversion Price for the Series A Stock and the Series B Stock

Amended Certificate of Designation, Series F Convertible Preferred Certificate of Designation, Series B Convertible Preferred

in effect immediately before that subdivision shall be proportionately decreased, and, conversely, if the Corporation at any time or from time to time after the Series B Reference Date combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price for the Series A Stock and the Series B Stock in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (d) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Series B Reference Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price for the Series A Stock and the Series B Stock that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect for each such series by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed, the applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(d) to reflect the actual payment of such dividend or distribution.

                  (e) Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Series B Reference Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series A Stock and the Series B Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 4 with respect to the rights of the holders of the Series A Stock and the Series B Stock or with respect to such other securities by their terms.

                  (f) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Series B Reference Date, the Common Stock issuable upon the conversion of the Series A Stock and the Series B Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4 or

Amended Certificate of Designation, Series F Convertible Preferred Certificate of Designation, Series B Convertible Preferred

Section 3(d)), then in any such event each holder of such series of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Stock and Series B Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                  (g) Reorganizations. If at any time or from time to time after the Series B Reference Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4 or in Section 3(d)), as a part of such capital reorganization provision shall be made so that the holders of the Series A Stock and the Series B Stock shall thereafter be entitled to receive upon conversion of such series of Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Stock and the Series B Stock after such capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price of the Series A Stock and the Series B Stock then in effect and the number of shares issuable upon conversion of the Series A Stock and the Series B Stock) shall be applicable after that event and be as nearly equivalent as practicable.

                  (h) Adjustment to Series A Stock and Series B Stock Conversion Price for Sale of Shares Below the Conversion Price.

                           (1) Adjustments to Series A Stock  Conversion  Price.
Upon each issuance by the Corporation of Additional Shares of Common Stock after the Series A Reference Date, without consideration or for a consideration per share less than the Conversion Price for the Series A Stock in effect immediately prior to each such issuance, the Conversion Price for the Series A Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 4) be adjusted to a price determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (ii) the number of shares of Common Stock that the aggregate consideration received (or deemed received) by the Corporation for the total number of Additional Shares of Common Stock so issued (or deemed issued) would purchase at such Conversion Price, and (B) the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (ii) the number of shares such Additional Shares of Common Stock so issued (or deemed issued).

                           (2) Adjustments to Series B Stock  Conversion  Price.
Upon each issuance by the Corporation of Additional Shares of Common Stock after the Series B Reference Date, without consideration or for a consideration per share less than the Conversion Price for the

Amended Certificate of Designation, Series F Convertible Preferred Certificate of Designation, Series B Convertible Preferred

Series B Stock in effect immediately prior to each such issuance, the Conversion Price for the Series B Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 4) be adjusted to a price equal to the consideration per share received (or deemed received) by the Corporation for the Additional Shares of Common Stock so issued (or deemed issued).

                           (3)  Consideration.  For the  purpose  of making  any
adjustment in the Conversion Price for the Series A Stock and the Series B Stock under this Section 4(h), consideration received by the Corporation for any issue or sale of securities shall:

                                    (A) to the extent it  consists  of cash,  be
computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, concessions, or compensation paid or allowed by the Corporation in connection with such issue or sale;

                                    (B) to the extent it  consists  of  property
other than cash, be computed at the fair value of that property as determined in good faith by the Board; and

                                    (C) if  Additional  Shares of Common  Stock,
Convertible Securities (as hereinafter defined), or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                           (4)  Adjustment  Formula for  Issuances  of Rights or
Options or Convertible Securities. For the purpose of the adjustment provided in this Section 4(h), if at any time or from time to time after the Series A Reference Date, with respect to the Series A Stock, or the Series B Reference Date, with respect to the Series B Stock, the Corporation issues any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities hereinafter referred to as "Convertible Securities") then in each case, if the Effective Price (as hereinafter defined) of such rights, options, or Convertible Securities is less than the Conversion Price for the Series A Stock or the Series B Stock, as appropriate, in effect immediately prior to such issuance, the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such options or rights, the minimum amounts of consideration, if any, payable to the Corporation upon full exercise or conversion of such options or rights. As used in this Section 4(h)(4), the term "Effective Price" means the quotient determined by dividing the total of all of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of the Conversion Price for the Series A Stock or the Series B Stock, adjusted upon the issuance of such rights, options, or Convertible Securities shall be made as result of the actual issuance of

Amended Certificate of Designation, Series F Convertible Preferred Certificate of Designation, Series B Convertible Preferred

Additional Shares of Common Stock upon the exercise of any such rights or options or the conversion of any such Convertible Securities.

                  If any such rights or options or the conversion privilege represented by any such Convertible Securities expire without having been exercised, then the Conversion Price for the Series A Stock and the Series B Stock, as appropriate, adjusted upon the issuance of such rights, options, or Convertible Securities shall be readjusted to the applicable Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation upon the conversion of such Convertible Securities.

                           (5) Adjustments for Issuance of Rights or Options for
Convertible  Securities.  For the  purpose of the  adjustment  provided  in this
Section 4(h), if at any time or from time to time after the Series A Reference Date, with respect to the Series A Stock, or the Series B Reference Date, with respect to the Series B Stock, the Corporation issues any rights or options for Convertible Securities, then, in each such case, if the Effective Price thereof is less than the then current Conversion Price for the Series A Stock or the Series B Stock, as appropriate, the Corporation shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Corporation for the issuance of such rights or options, plus the minimum amount of consideration, if any, payable to the Corporation upon the full exercise of such rights or options plus the minimum amount of consideration, if any, payable to the Corporation upon the full conversion of such Convertible Securities. As used in this Section 4(h)(5), the term "Effective price" means the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of the Conversion Price for the Series A Stock or the Series B Stock, adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities. The provisions of Section 4(h)(4) hereof for the readjustment of the Conversion Price for the Series A Stock and the Series B Stock upon the expiration of rights or options or the rights of conversion of Convertible Securities shall apply equally to the rights, options and Convertible Securities referred to in this Section 4(h)(5).

                  (i) Accountants' Certificate of Adjustment. In each case of an adjustment or readjustment of any Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Preferred Stock, the Corporation, at its expense, upon

Amended Certificate of Designation, Series F Convertible Preferred Certificate of Designation, Series B Convertible Preferred

the written request of a holder of Preferred Stock for which the Conversion Price has been so adjusted, shall cause independent public accountants of recognized standing selected by the Corporation (who may be the independent public accountants then auditing the books of the Corporation) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to such registered holder of the Preferred Stock, and to all other holders of the same series of Preferred Stock, at the holders' address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in reasonable detail the facts upon which such adjustment or readjustment is based, including a statement of the Conversion Price at the time in effect and the type and amount, if any, of other property which at the time would be received upon conversion of the relevant Preferred Stock.

                  6) Notices of Record Date. Upon (i) any taking by the corporation of a record of the holders of any Preferred Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least thirty (30) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up; provided that such 30-day notice may be waived by the written consent of the holders of at least a majority of the then outstanding Preferred Stock and such waiver if obtained automatically shall be binding upon all holders of Preferred Stock.

                  (k)      Automatic Conversion.

                           (1) (A)  Automatic  Conversion  of  Series  A  Stock.
Subject to the provisions of Subsections 4(k)(2) and (3) hereof, each share of Series A Stock shall be converted automatically into shares of Common Stock based on the then effective Conversion Price for such share, upon the earlier of
(A) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Registration Statement") covering the offer and sale of Common Stock for the account of the Corporation at a price per share of at least $4.00 (adjusted to reflect subsequent stock splits, stock dividends, or recapitalizations and the like) with an aggregate offering price for all shares under such Registration Statement of at least $3,000,000.00, (B) at such time as fewer than 800,000 shares of the Series A Stock remain outstanding, or (C) upon the voluntary consent of a majority of the voting power of the then outstanding shares of the Series A Stock.

Amended Certificate of Designation, Series F Convertible Preferred Certificate of Designation, Series B Convertible Preferred

                                    (B) Automatic  Conversion of Series B Stock.
Subject to the provisions of Subsections 4(k)(2) and (3) hereof, each share of Series B Stock shall be converted automatically into shares of Common Stock based on the then effective Conversion Price for such share, upon the earlier of
(A) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Registration Statement") covering the offer and sale of Common Stock for the account of the Corporation with an aggregate offering price for all shares under such Registration Statement of at least $15,000,000.00, (B) at such time as fewer than 100,000 shares of the Series B Stock remain outstanding, or (C) upon the voluntary consent of a majority of the voting power of the then outstanding shares of the Series B Stock.

                           (2) Automatic conversion under Section 4(k)(1) hereof
shall be conditioned upon payment by the Corporation of all declared and unpaid dividends on the outstanding Preferred Stock to be converted and including the date of such conversion, payable either in cash or, at the option of the Corporation, Common Stock (valued at the Common Stock Fair Market Value), or both.

                           (3)  Upon  the   occurrence  of  any  of  the  events
specified in Section 4(k)(1) hereof, the outstanding shares of the Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Stock, the holders of the Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

                  (1) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the Common Stock Fair Market Value on the date of conversion.

                  (m) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock. If at any time the number of

Amended Certificate of Designation, Series F Convertible Preferred Certificate of Designation, Series B Convertible Preferred

authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (n) Notices.  Any notice  required by the  provisions  of this
Section 4 to be given to or by the holders of shares of the Preferred Stock shall be deemed given upon the earlier of actual receipt or seventy-two (72) hours after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at the address of such holder appearing on the books of the Corporation, or to the Corporation as to notices from holders.

                  (o) Payment of Taxes. The Corporation shall pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock, including without limitation any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.

                  (p) No Impairment. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against dilution or other impairment.

          5. Voting Rights. The holder of each share of Preferred Stock shall have the right to one (1) vote for each share of Common Stock into which such Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together as a single class with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

          6. Status of Converted Preferred Stock. In case any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall cease to be a part of the authorized capital stock of the Corporation.

          7. Restrictions and Limitations. So long as any shares of Preferred Stock remain outstanding, the consent of the holders of a majority of the Series A Stock and the Series B Stock then outstanding, each voting as a separate series, shall be required with respect to any action that

Amended Certificate of Designation, Series F Convertible Preferred Certificate of Designation, Series B Convertible Preferred

involves any merger, reorganization or sale by the Corporation of all or substantially all of its assets."

THIRD: The above amendments of the Certificate of Designation, Statement Establishing the Series F Convertible Preferred Stock, and the designation of the Series B Convertible Stock, have been duly adopted and approved pursuant to
Section 151 and Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of this Corporation, and the written consent of the stockholders entitled to vote on the above amendments has been given in accordance with Section 228 of the General Corporation Law of the State of Delaware. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock and Series F Preferred Stock voting together as a single class, and a majority of the outstanding shares of Series F Preferred Stock, voting as a separate class.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Richard Lang, this Corporation's Chief Executive Officer, and duly attested by John Micek, III, this Corporation's Secretary, this ____ day of December, 1998.

                                     INSTANT VIDEO TECHNOLOGIES, INC.

                                     By:__________________________
                                          Richard Lang
                                          Chairman and Chief Executive Officer

ATTEST:

By:_____________________________
     John J. Micek, III
     Secretary

                                                                       EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made effective as of_________, 199_ by and among Instant Video Technologies, Inc., a Delaware Corporation (the "Company") and ______________________, whose address is ____________________.


                                    RECITALS

          WHEREAS, the Investor has agreed to purchase from the Company shares of the Company's Series B Convertible Preferred Stock ("Series B Stock") and warrants to purchase shares of Common Stock of the Company at a warrant exercise price of $2.00 per share ("Warrants") pursuant to a Unit Purchase Agreement of even date herewith (the "Unit Purchase Agreement").

          WHEREAS, the obligations of the Company and the Shareholders under the Unit Purchase Agreement are conditioned on, among other things, the execution and delivery by the parties of this Agreement, which grants registration rights to the Investor;

          THEREFORE, in consideration of the promises and covenants contained herein, the parties hereto agree as follows:

          1. Definitions. For purposes of this Section:

                  (a) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (b) The term "Registrable Securities" means (1) the shares of Common Stock issued and/or issuable upon conversion of the Series B Stock, (2) the shares of Common Stock issued and/or issuable upon exercise of the Warrants and (3) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such securities.

                  (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock which are Registrable Securities and (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable options, warrants or convertible securities.

                  (d) The term "Holder" means (i) any person owning of record Registrable Securities that have not been sold to the public and have not been sold otherwise than in compliance with Section 8 hereof or (ii) any assignee of record of such Registrable Securities in accordance with Section 8 hereof provided, however, that for purposes of this Agreement, a record holder of securities convertible into such Registrable Securities shall be treated as the Holder of such Registrable Securities; and provided, further, that the Company shall in no event be obligated to register such securities, and that Holders of Registrable Securities will not be

Registration Rights Agreement

required to convert such securities into Common Stock in order to exercise registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

                    (f) The term "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                    (g) The term "SEC" or "Commission" means the Securities and Exchange Commission.

                    (h) The term "Securities Act" means the Securities Act of 1933, as amended.

          2. Form S3 Registration. The Company shall effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                    (a) the Company shall immediately, but no later than on or prior to 180 days following the closing, register for sale all of the shares of Common Stock issuable upon conversion of Preferred Stock and exercise of the Warrants pursuant to Rules 415 and 416

                    (b).   Promptly   give   written   notice  of  the  proposed
registration, and any related qualification or compliance, to all other Holders of Registrable Securities.

                    (c) However, the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3:
(I) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of discount. and commissions) of less than $15,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement once during any twelve month period for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 3; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations off Form S-3 for the Holders pursuant to this Section 3; or
(5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (d) All expenses incurred in connection with any registration requested pursuant to this Section 3 shall be borne by the Holders in proportion to the number of Registrable Securities owned by the Holders included in such registration at the time it goes effective.

          3. Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the

Registration Rights Agreement

Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans and corporate reorganizations), and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after the giving of the above described notice by the Company, so notify the Company in writing, which notice shall state the number of shares the Holder desires to include and the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                    (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder'. Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriter. Selected for such underwriting. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company and second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders. NO such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least five (5) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                 (b) Registration Expenses. The Company shall bear all fees and expenses incurred in connection with all registrations under this Section 2 (including but not limited to all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of a single special counsel representing all or a majority of the participating Holders), except that each participating Holder shall bear its proportionate share of all brokers in connection with such amounts payable to underwriters or offering for fees and commissions.

          4. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                    (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become

Registration Rights Agreement


effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective until all such shares have been sold or are otherwise freely transferable under rule 144.

                    (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                    (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other document" as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                    (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                    (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                    (g) Furnish, at the request of any Holder requesting registration of Registrable Securities on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration of Registrable Securities, addressed to the underwriters, if any, and to the Holders requesting such registration.

Registration Rights Agreement

          5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2, 3, or 4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

          6. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

          7. Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2 or 3:

                    (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations
(collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                    (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of the directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any

Registration Rights Agreement

such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or any such other Holder, expressly each such owner expenses reasonably incurred by the Company director, officer, controlling person, underwriter or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this
Section 7(b) exceed the gross proceeds from the offering received by such Holder.

                    (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

                    (d) The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action Is required by the Securities Act.

                    (e) The  obligations  of the Company and Holders  under this
Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

Registration Rights Agreement

          8. Assignment of Registration Rights. The rights to Cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Registrable Securities provided, however, that no such transferee or assignee shall be entitled to registration rights under this Agreement unless (i) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act; and (ii) such assignment is approved by the Company, which approval will not be unreasonably withheld. The Company shall be, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. Notwithstanding the foregoing, rights to cause the Company to register securities may be assigned to any constituent partner of a Holder without Company approval and without regard to any minimum amount of Registrable Securities.

         9. "Market Stand-Off" Agreement. Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose of any Registrable Securities (other than to donees who agree to be similarly bound) for up to ninety (90) days following the effective date of a registration statement of the Company filed under the Securities Act: provided, however, that:

                    (a) Such agreement shall be applicable only to the first next such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering; and

                    (b) All officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

          10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder and the Company. By acceptance of any benefits under this Agreement, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

          11. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of California excluding that body of law relating to conflicts of laws. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California sitting in the City and County of San Francisco with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

          12. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties regarding rights to registration and the other subject matter hereof. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of,

Registration Rights Agreement


and be binding upon the successors, assigns heirs, executors and administrators of the parties hereto.

          13. Notices. Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five (5) days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to an Investor, at such Investor's address as set forth on Exhibit A, or at such other address as such Investor shall have furnished to the Company in writing in accordance with this Section 14, (b) if to any other holder of any securities or any Common Stock issued upon conversion of Preferred Stock, at such address as such holder shall have furnished the Company in writing in accordance with this Section 14, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder who has furnished an address to the Company, or (c) if to the Company, at its principal office.

          14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of _________________, 199_.

THE COMPANY:

Instant Video Technologies, Inc. a California corporation

By: __________________________________

Title: _______________________________

INVESTOR

By: __________________________________

Title: _______________________________

                                                                       EXHIBIT D

                   VOTING AND RIGHT OF FIRST REFUSAL AGREEMENT

             This VOTING AND RIGHT OF FIRST REFUSAL AGREEMENT is entered into as of ____________, 199_ by the undersigned shareholder (the "Shareholder") of Instant Video Technologies, Inc., a Delaware corporation (the "Company"), and _____________, whose address is _________________________________.

                                    RECITALS

          A. As of the above listed date, the Investor is purchasing units of investment ("Units"), each of which consists of (i) 150,000 shares of the Company's Series B Preferred Stock ("Series B Stock") and (ii) a warrant to purchase 19,500 shares of the Company's Common Stock ("Common Stock") at an exercise price of $2.00 per share, pursuant to that certain Unit Purchase Agreement between the Company and the Investors dated as of the date hereof (the "Purchase Agreement"). Additional purchasers of Units may execute this Agreement as "Investors", whereupon such purchasers will be included within the term "Investors" as used herein.

          B. The Company has a seven member Board of Directors (the "Board").

          C. It is a condition to the investment by the Investor under the Purchase Agreement that the on-going composition of the Board of Directors of the Company be established in an agreed upon manner.

          D. It is also a condition to the investment by the Investor that they be granted a Right of First Refusal to purchase any shares of Common Stock that are offered for sale by the Shareholders.

          B. This Agreement is being made by the various Shareholders as additional consideration for the investment by the Investor and with the acknowledgement of the Shareholders that the Investors are relying hereon in making their investments.

THEREFORE, THE PARTIES AGREE AS FOLLOWS:

          Voting Rights 1

             1.1 Investor will vote all shares of capital stock of the Company (whether Preferred, Common or otherwise) that such Investor may own, control or have the power to vote from time to time, and, to the extent additional votes are necessary, each Shareholder will vote a pro rata number of shares of such capital stock (based on the ratio that the number of shares owned by such Shareholder bears to the total number of shares owned by all Shareholders) that such Shareholder may own, control or have the power to vote from time to time, in such a manner as will ensure the election of two (2) directors to the Board nominated by Investors holding a majority of the shares of Series B Stock and/or Common Stock then held by all Investors (the Majority Investors).

             1.2. Within five (5) days after receipt of notice of any meeting of shareholders of the Company at which directors are to be elected, the Majority Investors shall submit to the


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Voting and Right of First Refusal Agreement

Company and to the other Investors the names of the Investors' nominees for director and such additional information regarding such nominees as the Company may reasonably request.

             1.3 In the event of any resignation, removal or death of a director nominated or elected in the manner specified in paragraph (1), above, each Shareholder and Investor will take such action as is necessary to replace such director with a person nominated in the manner specified in paragraph 1 which caused the election of such director.

             1.4 The Shareholders, the Company and the Investor will not take any action to cause the removal of a director nominated or elected in the manner specified in paragraph 1 without the approval of the persons who had the right to cause such nomination as provided in paragraph 1, except where such director has committed criminal acts, has acted in a grossly improper or negligent manner or has committed acts in bad faith.

             1.5 The Shareholders and Investor will take such action as the Majority Investor reasonably may request or as otherwise may reasonably be required in order to effectuate the nomination and election of directors as provided in paragraph 1.

             1.6 This Agreement will apply to votes on the election of directors to the Board, whether such votes involves cumulative voting or otherwise.

             1.7 Each of the parties agree to use its best efforts to cause the persons selected in the manner described in paragraph 1 to be nominated for election to the Board.

             Right of First Refusal 2

             2.1 During the twelve (12) month period following the second closing of the sale of Units by the Company (or following the first closing of such sale in the absence of any additional closings after the first closing), each Investor has the right of first refusal to purchase such Investor's pro rata share (as defined below) of all, and not less than all, of any shares of Common Stock that any Shareholder may, from time to time, propose to sell and issue. An Investor's "Pro Rata Share" for purposes of this right of first refusal is the ratio of the (a) number of shares of Common Stock into which the shares of the Company's Series B Convertible Preferred Stock ("Series B Stock") then held by such Investor are convertible, plus the number of shares of Common Stock held by the Investor that were received upon conversion of the Investor's Series B Stock and received upon exercise of the warrants issued to the Investor concurrently with the issuance of Series B Stock ("Warrants"), to (b) the total number of shares of Common Stock into which outstanding shares of Series B Stock held by all Investors are convertible, plus the total number of shares of Common Stock that were issued to Investors upon conversion of Series B Stock and received upon exercise of Warrants.

             2.2 In the event that a Shareholder proposes to sell shares of Common Stock, such Shareholder shall give to each Investor written notice of the Shareholder's intention, describing the price and the general terms upon which the Shareholder proposes to sell the same. Each Investor shall have ten (10) days from the date of mailing of any such notice to agree to purchase such Investor's pro rata share of such shares of Common Stock for the price and upon the general terms specified in the notice by giving written notice to the Shareholder and stating therein the

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Voting and Right of First Refusal Agreement


quantity of such shares to be purchased. Each purchasing Investor shall have a right of over-allotment such that if any other Investor fails to exercise such other Investor's right hereunder to purchase such Investor's pro rata share of such shares, the purchasing Investor may purchase the nonpurchasing Investor's unpurchased pro rata share, within five (5) days from the date such nonpurchasing Investor fails to exercise such Investor's right hereunder to purchase such nonpurchasing Investor's full pro rata share of such shares of Common Stock.

          2.3 In the event that the Investors fail to exercise in full the right of first refusal with respect to all shares of Common Stock being offered for sale by a Shareholder within such ten (10) plus five (5) day period (it being the intention of the parties that unless the right of first refusal is exercised as to all such shares, the Shareholder may sell all or any portion of such shares as hereinafter provided), the Shareholder shall have 120 days thereafter to sell (or enter into an agreement pursuant to which the sale of such shares covered thereby shall be closed, if at all, within 120 days from the date of said agreement) all or any portion of such shares of Common Stock respecting which the Investors' rights were not fully exercised, at a price and upon general terms no more favorable to the purchasers than specified in the Shareholder's notice to the Investors. In the event that the Shareholder has not sold the shares of Common Stock within such 120-day period (or sold such shares in accordance with the foregoing within 120 days from the date of such agreement), the Shareholder shall not thereafter sell any shares of Common Stock without first offering such shares pursuant to this Section 2.

          2.4 Co-sale Agreement. The stock held by certain founders and senior management of the Company shall be made subject to a co-sale agreement (subject to certain reasonable exceptions) with the holders of Series B Preferred Stock such that the founders may not sell, transfer or exchange their stock unless each holder of the Series B Preferred Stock has the opportunity to participate in the sale on a pro rata basis on the same terms and conditions. This right shall terminate on a Qualified Public Offering with an aggregate offering price for all shares of at least $15,000,000. The co-sale agreement shall provide a right of first refusal in favor of the Preferred Stock and the other classes of preferred stock with respect to sales of Common Stock by certain founders. Senior officers of the Company will be prohibited from selling shares, whether publicly or in private sales, in any amount greater than the number of shares that could be sold to the public by such officers under the volume restrictions imposed by Rule 144.

             3. Each Shareholder and Investor represents that it has full power and authority to vote the shares of stock of which it is the beneficial holder on the books and records of the Company, and that it will not alienate such power and authority separate and apart from the transfer of beneficial ownership. Each of the Shareholders and Investors acknowledges and agrees that this Agreement is intended to bind the successors and assigns of such person, and accordingly that:

                 3.1 such person will not transfer any shares of stock in the Company or warrants, options or other rights to purchase or acquire shares of stock in the Company (collectively, rights) without obtaining the transferee's written agreement to the terms hereof; and

                 3.2 such person will deliver to the Company the certificate" representing his shares of stock in the Company or Rights in order that the Company may place thereon the following restrictive legend:


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Voting and Right of First Refusal Agreement


THESE SECURITIES ARE SUBJECT TO THE TERMS OF A VOTING AND RIGHT OF FIRST REFUSAL AGREEMENT, THE TERMS OF WHICH ARE AVAILABLE FROM THE SECRETARY OF THE COMPANY. SUCH VOTING AND RIGHT OF FIRST REFUSAL AGREEMENT IS BINDING UPON ANY HOLDER OF THESE SECURITIES AND ANY SUCCESSOR OR ASSIGN OF ANY HOLDER OF THESE SECURITIES.

          4. The Company agrees to promptly effect the legending of securities as provided in paragraph 9(b), above.

          5. Each Shareholder, each Investor and the Company acknowledge that damages would be an insufficient remedy in the event of the breach hereof, and hereby consents to any entry of equitable relief in the event of a breach hereof. Each party consents to the jurisdiction and proper venue of any state or federal court sitting in the City and County of San Francisco in any action to enforce the terms hereof.

          6. This Agreement may not be amended without the consent of a majority in interest of the Shareholders, the Company and the Majority Investors.

          7. This Agreement will terminate once there are fewer than 50% of the greatest number of shares of Series B Stock previously outstanding, other than by reason of a reverse stock split.

          8. Each Shareholder and the Company acknowledge that the Investors are intended third party beneficiaries of this Agreement.

          9. The Company will cause each Shareholder to have notice of all information necessary to effect the provisions of this Agreement.

          10. The Agreement may be executed in multiple counterparts, each of which will be an original. This Agreement will be governed by the substantive laws of the State of California.


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Voting and Right of First Refusal Agreement


          11. Each party to this Agreement agrees not to take any action, or in any way encourage, condone, solicit, or support any action, that would have the effect of producing a Board composed other than as specified in paragraph 1, but rather to take all actions necessary to encourage and promote such Board composition.

         IN WITNESS OF THIS AGREEMENT the parties hereto have executed THIS VOTING AND RIGHT OF FIRST REFUSAL AGREEMENT as of __________, 199_.

THE COMPANY:

Instant Video Technologies, Inc.
A Delaware Corporation

By: ____________________________________

Title: _________________________________

INVESTOR:

By: ___[name]________

By: ____________________________________

Title: _________________________________



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